                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors of
     Centura Funds, Inc.:


We consent to use of our report dated June 21, 2000 on the April 30, 2000 and 1999 financial statements of the Centura Funds, Inc., incorporated by reference herein and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Accountants" and "Financial Statements" in the Statements of Additional Information included herein.







Columbus, Ohio
August 25, 2000